RECORDATION REQUESTED BY:
FIRST MIDWEST BANK
SYCAMORE STATE STREET
ONE PIERCE PLACE
SUITE 1500
ITASCA, IL 60143

WHEN RECORDED MAIL TO:
First Midwest Bank
Gurnee Branch
P.O. Box 9003
Gurnee, IL 60031-2502

2017011265

DOUGLAS J. JOHNSON
RECORDER - DEKALB COUNTY, IL
RECORDED: 11/13/2017 10:21 AM
REC FEE: 61.00 RHSPS FEE: 9.00

PAGES: 9

FOR RECORDER'S USE ONLY

This ASSIGNMENT OF RENTS prepared by:
FIRST MIDWEST BANK
300 NORTH HUNT CLUB ROAD
GURNEE, IL 60031

17NW7129449SK 485

ASSIGNMENT OF RENTS

THIS ASSIGNMENT OF RENTS dated November 10, 2017, is made and executed between IROQUOIS VALLEY FARMS LLC, an Illinois limited liability company, whose address is 708 CHURCH STREET, SUITE 227, EVANSTON, IL 60201 (referred to below as "Grantor") and FIRST MIDWEST BANK, whose address is ONE PIERCE PLACE, SUITE 1500, ITASCA, IL 60143 (referred to below as "Lender").

ASSIGNMENT. For valuable consideration, Grantor hereby assigns, grants a continuing security interest in, and conveys to Lender all of Grantor's right, title, and interest in and to the Rents from the following described Property located in DEKALB County, State of Illinois:

Parcel ID: 12-16-400-004-0000
PARCEL 1:
THE SOUTHEAST 1/4 OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 5, EAST OF THE THIRD PRINCIPAL MERIDIAN, SITUATED IN THE COUNTY OF DEKALB AND STATE OF ILLINOIS. ALSO KNOWN AS: LOTS 7 AND 8 OF THE SCHOOL TRUSTEE'S SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 5, EAST OF THE THIRD PRINCIPAL MERIDIAN, PIERCE TOWNSHIP, DEKALB COUNTY, ILLINOIS.

Parcel ID: 04-20-300-008-0000
PARCEL 2:
PART OF THE NORTH HALF (1/2) OF THE SOUTHWEST QUARTER (1/4) OF SECTION 20, TOWNSHIP 41 NORTH, RANGE 3 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER (1/4) OF SAID SECTION 20; THENCE SOUTH 0 DEGREES 13 MINUTES 01 SECONDS EAST, ALONG THE EAST LINE OF SAID SOUTHWEST QUARTER (1/4), A DISTANCE OF 476.83 FEET; THENCE SOUTH 88 DEGREES 36 MINUTES 27 SECONDS WEST, A DISTANCE OF 308.21 FEET; THENCE SOUTH 0 DEGREES 23 MINUTES 02 SECONDS EAST, A DISTANCE OF 211.41 FEET TO THE POINT OF BEGINNING OF THE HEREINAFTER DESCRIBED TRACT OF LAND; THENCE SOUTH 89 DEGREES 43 MINUTES 45 SECONDS WEST,

PARALLEL WITH THE SOUTH LINE OF THE NORTH HALF (1/2) OF SAID SOUTHWEST QUARTER (1/4), A DISTANCE OF 2341.19 FEET TO THE WEST LINE OF SAID SOUTHWEST QUARTER (1/4); THENCE SOUTH 0 DEGREES 00 MINUTES 00 SECONDS WEST, ALONG SAID WEST LINE, A DISTANCE OF 632.63 FEET TO THE SOUTHWEST CORNER OF THE NORTH HALF (1/2) OF SAID SOUTHWEST QUARTER (1/4); THENCE NORTH 89 DEGREES 43 MINUTES 45 SECONDS EAST, ALONG THE SOUTH LINE OF THE NORTH HALF (1/2) OF SAID SOUTHWEST QUARTER (1/4), A DISTANCE OF 2651.11 FEET TO THE SOUTHEAST CORNER OF THE NORTH HALF (1/2) OF SAID SOUTHWEST QUARTER (1/4); THENCE NORTH 0 DEGREES 13 MINUTES 01 SECONDS WEST, ALONG THE EAST LINE OF SAID SOUTHWEST QUARTER (1/4), A DISTANCE OF 330.62 FEET; THENCE NORTH 89 DEGREES 19 MINUTES 26 SECONDS WEST, A DISTANCE OF 306.70 FEET; THENCE NORTH 0 DEGREES 23
MINUTES 02 SECONDS WEST, A DISTANCE OF 296.93 FEET TO THE POINT OF BEGINNING; SUBJECT TO THE RIGHTS OF THE PUBLIC TO THOSE PORTIONS THEREOF TAKEN, USED, OR DEDICATED FOR PUBLIC ROADWAY PURPOSES; ALL SITUATED IN THE TOWNSHIP OF SOUTH GROVE, THE COUNTY OF DEKALB AND THE STATE OF ILLINOIS. ALSO PART OF THE NORTH HALF (1/2) OF THE SOUTHWEST QUARTER (1/4) OF SECTION 20, TOWNSHIP 41 NORTH, RANGE 3 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER (1/4) OF SAID SECTION 20; THENCE SOUTH 0 DEGREES 13 MINUTES 01 SECONDS
EAST, ALONG THE EAST LINE OF SAID SOUTHWEST QUARTER (1/4), A DISTANCE OF 476.83 FEET; THENCE SOUTH 88 DEGREES 36 MINUTES 27 SECONDS WEST, A DISTANCE OF 308.21 FEET; THENCE SOUTH 0 DEGREES 23 MINUTES 02 SECONDS EAST, A DISTANCE OF 211.41 FEET; THENCE SOUTH 89 DEGREES 43 MINUTES 45 SECONDS WEST, PARALLEL WITH THE SOUTH LINE OF THE NORTH HALF (1/2) OF SAID SOUTHWEST QUARTER (1/4), A DISTANCE OF 2341.19 FEET TO THE WEST LINE OF SAID SOUTHWEST QUARTER (1/4); THENCE NORTH 0 DEGREES 00 MINUTES 00 SECONDS EAST, ALONG SAID WEST LINE, A DISTANCE OF 695.01 FEET TO THE NORTHWEST CORNER OF SAID SOUTHWEST CORNER, THENCE NORTH 89 DEGREES 44 MINUTES 43 SECONDS EAST, ALONG THE NORTH LINE OF SAID SOUTHWEST QUARTER (1/4), A DISTANCE OF 2646.09 FEET TO THE POINT OF BEGINNING; SUBJECT TO THE RIGHTS OF THE PUBLIC TO THOSE PORTIONS THEREOF TAKEN, USED, OR DEDICATED FOR PUBLIC ROADWAY PURPOSES; ALL SITUATED IN THE TOWNSHIP OF SOUTH GROVE, THE COUNTY OF DEKALB AND THE STATE OF ILLINOIS

The Property or its address is commonly known as 160 +/- ACRES OF FARMLAND ON PERRY ROAD AND CHASE ROAD, DEKALB, IL 60115 AND 77 +/- ACRES OF FARMLAND ON GOELITZ ROAD AND MOWERS ROAD, ESMOND, IL 60129. The Property tax identification number is 12-16-400-004-0000 and 04-20-300-008-0000.

CROSS-COLLATERALIZATION. In addition to the Note, this Assignment secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

THIS ASSIGNMENT IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF GRANTOR UNDER THE NOTE, THIS ASSIGNMENT, AND THE RELATED DOCUMENTS. THIS ASSIGNMENT IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Assignment or any Related Documents, Grantor shall pay to Lender all amounts secured by this Assignment as they become due, and shall strictly perform all of Grantor's obligations under this Assignment. Unless and until Lender exercises its right to collect the Rents as provided below and so long as there is no default under this Assignment, Grantor may remain in possession and control of and operate and manage the Property and collect the Rents, provided that the

granting of the right to collect the Rents shall not constitute Lender's consent to the use of cash collateral in a bankruptcy proceeding.

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that:

Ownership. Grantor is entitled to receive the Rents free and clear of all rights, loans, liens, encumbrances, and claims except as disclosed to and accepted by Lender in writing.

Right to Assign. Grantor has the full right, power and authority to enter into this Assignment and to assign and convey the Rents to Lender.

No Prior Assignment. Grantor has not previously assigned or conveyed the Rents to any other person by any instrument now in force.

No Further Transfer. Grantor will not sell, assign, encumber, or otherwise dispose of any of Grantor's rights in the Rents except as provided in this Assignment.

LENDER'S RIGHT TO RECEIVE AND COLLECT RENTS. Lender shall have the right at any time, and even though no default shall have occurred under this Assignment, to collect and receive the Rents. For this purpose, Lender is hereby given and granted the following rights, powers and authority:

Notice to Tenants. Lender may send notices to any and all tenants of the Property advising them of this Assignment and directing all Rents to be paid directly to Lender or Lender's agent.

Enter the Property. Lender may enter upon and take possession of the Property; demand, collect and receive from the tenants or from any other persons liable therefor, all of the Rents; institute and carry on all legal proceedings necessary for the protection of the Property, including such proceedings as may be necessary to recover possession of the Property; collect the Rents and remove any tenant or tenants or other persons from the Property.

Maintain the Property. Lender may enter upon the Property to maintain the Property and keep the same in repair; to pay the costs thereof and of all services of all employees, including their equipment, and of all continuing costs and expenses of maintaining the Property in proper repair and condition, and also to pay all taxes, assessments and water utilities, and the premiums on fire and other insurance effected by Lender on the Property.

Compliance with Laws. Lender may do any and all things to execute and comply with the laws of the State of Illinois and also all other laws, rules, orders, ordinances and requirements of all other governmental agencies affecting the Property.

Lease the Property. Lender may rent or lease the whole or any part of the Property for such term or terms and on such conditions as Lender may deem appropriate.

Employ Agents. Lender may engage such agent or agents as Lender may deem appropriate, either in Lender's name or in Grantor's name, to rent and manage the Property, including the collection and application of Rents.

Other Acts. Lender may do all such other things and acts with respect to the Property as Lender may deem appropriate and may act exclusively and solely in the place and stead of Grantor and to have all of the powers of Grantor for the purposes stated above.

No Requirement to Act. Lender shall not be required to do any of the foregoing acts or things, and the fact that Lender shall have performed one or more of the foregoing acts or things shall not require Lender to do any other specific act or thing.

APPLICATION OF RENTS. All costs and expenses incurred by Lender in connection with the Property shall be for Grantor's account and Lender may pay such costs and expenses from the Rents. Lender, in its sole discretion, shall determine the application of any and all Rents received by it; however, any such Rents received by Lender which are not applied to such costs and expenses shall be applied to the Indebtedness. All expenditures made by Lender under this Assignment and not reimbursed from the Rents shall become a part of

the Indebtedness secured by this Assignment, and shall be payable on demand, with interest at the Note rate from date of expenditure until paid.

FULL PERFORMANCE. If Grantor pays all of the Indebtedness when due and otherwise performs all the obligations imposed upon Grantor under this Assignment, the Note, and the Related Documents, Lender shall execute and deliver to Grantor a suitable satisfaction of this Assignment and suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Property. Any termination fee required by law shall be paid by Grantor, if permitted by applicable law.

REINSTATEMENT OF SECURITY INTEREST. If payment is made by Grantor, whether voluntarily or otherwise, or by guarantor or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment (A) to Grantor's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, (B) by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of Lender's property, or (C) by reason of any settlement or compromise of any claim made by Lender with any claimant (including without limitation Grantor), the Indebtedness shall be considered unpaid for the purpose of enforcement of this Assignment and this Assignment shall continue to be effective or shall be reinstated, as the case may be, notwithstanding any cancellation of this Assignment or of any note or other instrument or agreement evidencing the Indebtedness and the Property will continue to secure the amount repaid or recovered to the same extent as if that amount never had been originally received by Lender, and Grantor shall be bound by any judgment, decree, order, settlement or compromise relating to the Indebtedness or to this Assignment.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Property or if Grantor fails to comply with any provision of this Assignment or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Assignment or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Rents or the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Assignment also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT. Each of the following, at Lender's option, shall constitute an Event of Default under this Assignment:

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Assignment or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Default on Other Payments. Failure of Grantor within the time required by this Assignment to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

Default in Favor of Third Parties. Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor's property or ability to perform Grantor's obligations under this Assignment or any of the Related Documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation,

covenant or condition contained in any environmental agreement executed in connection with the Property.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Assignment or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Assignment or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Death or Insolvency. The dissolution of Grantor's (regardless of whether election to continue is made), any member withdraws from the limited liability company, or any other termination of Grantor's existence as a going business or the death of any member, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against the Rents or any property securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Property Damage or Loss. The Property is lost, stolen, substantially damaged, sold, or borrowed against.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Grantor has not been given a notice of a breach of the same provision of this Assignment within the preceding twelve (12) months, it may be cured if Grantor, after Lender sends written notice to Grantor demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Lender may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accelerate Indebtedness. Lender shall have the right at its option without notice to Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment penalty that Grantor would be required to pay.

Collect Rents. Lender shall have the right, without notice to Grantor, to take possession of the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the Indebtedness. In furtherance of this right, Lender shall have all the rights provided for in the Lender's Right to Receive and Collect Rents Section, above. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments

received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Mortgagee in Possession. Lender shall have the right to be placed as mortgagee in possession or to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The mortgagee in possession or receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Other Remedies. Lender shall have all other rights and remedies provided in this Assignment or the Note or by law.

Election of Remedies. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Assignment, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Assignment, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Assignment:

Amendments. This Assignment, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Assignment. No alteration of or amendment to this Assignment shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Caption Headings. Caption headings in this Assignment are for convenience purposes only and are not to be used to interpret or define the provisions of this Assignment.

Governing Law. This Assignment will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions. This Assignment has been accepted by Lender in the State of Illinois.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of DEKALB County, State of Illinois.

Merger. There shall be no merger of the interest or estate created by this Assignment with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Interpretation. (1) In all cases where there is more than one Borrower or Grantor, then all words used in

this Assignment in the singular shall be deemed to have been used in the plural where the context and construction so require. (2) If more than one person signs this Assignment as "Grantor," the obligations of each Grantor are joint and several. This means that if Lender brings a lawsuit, Lender may sue any one or more of the Grantors. If Borrower and Grantor are not the same person, Lender need not sue Borrower first, and that Borrower need not be joined in any lawsuit. (3) The names given to paragraphs or sections in this Assignment are for convenience purposes only. They are not to be used to interpret or define the provisions of this Assignment.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Assignment unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Assignment shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Assignment. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Assignment, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Assignment shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Assignment. Any party may change its address for notices under this Assignment by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Powers of Attorney. The various agencies and powers of attorney conveyed on Lender under this Assignment are granted for purposes of security and may not be revoked by Grantor until such time as the same are renounced by Lender.

Severability. If a court of competent jurisdiction finds any provision of this Assignment to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Assignment. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Assignment shall not affect the legality, validity or enforceability of any other provision of this Assignment.

Successors and Assigns. Subject to any limitations stated in this Assignment on transfer of Grantor's interest, this Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Assignment and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Assignment or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Assignment.

Waive Jury. **All parties to this Assignment hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.**

Waiver of Homestead Exemption. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Illinois as to all Indebtedness secured by this Assignment.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this

Assignment. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Assignment shall have the meanings attributed to such terms in the Uniform Commercial Code:

Assignment. The word "Assignment" means this ASSIGNMENT OF RENTS, as this ASSIGNMENT OF RENTS may be amended or modified from time to time, together with all exhibits and schedules attached to this ASSIGNMENT OF RENTS from time to time.

Borrower. The word "Borrower" means IROQUOIS VALLEY FARMS LLC.

Default. The word "Default" means the Default set forth in this Assignment in the section titled "Default".

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Assignment in the default section of this Assignment.

Grantor. The word "Grantor" means IROQUOIS VALLEY FARMS LLC.

Guaranty. The word "Guaranty" means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Indebtedness. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor's obligations or expenses incurred by Lender to enforce Grantor's obligations under this Assignment, together with interest on such amounts as provided in this Assignment. Specifically, without limitation, Indebtedness includes all amounts that may be indirectly secured by the Cross-Collateralization provision of this Assignment.

Lender. The word "Lender" means FIRST MIDWEST BANK, its successors and assigns.

Note. The word "Note" means the Promissory Note dated November 10, 2017 in the original principal amount of $680,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, restatements of and substitutions for the Promissory Note all of which are incorporated herein by this reference as if fully restated herein. Borrower's final payment of such Note will be for all unpaid principal and all unpaid accrued interest.

Property. The word "Property" means all of Grantor's right, title and interest in and to all the Property as described in the "Assignment" section of this Assignment.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word "Rents" means all of Grantor's present and future rights, title and interest in, to and under any and all present and future leases, including, without limitation, all rents, revenue, income, issues, royalties, bonuses, accounts receivable, cash or security deposits, advance rentals, profits and proceeds from the Property, and other payments and benefits derived or to be derived from such leases of every kind and nature, whether due now or later, including without limitation Grantor's right to enforce such leases and to receive and collect payment and proceeds thereunder.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS ASSIGNMENT, AND NOT PERSONALLY BUT AS AN AUTHORIZED SIGNER, HAS CAUSED THIS ASSIGNMENT TO BE SIGNED AND EXECUTED ON BEHALF OF GRANTOR ON NOVEMBER 10, 2017.

GRANTOR:

IROQUOIS VALLEY FARMS LLC

By: ______________________

ARNOLD W. LAU, Manager of IROQUOIS VALLEY FARMS LLC

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

STATE OF IL)

) SS

COUNTY OF DeKalb)

On this 10 day of November 2017 before me, the undersigned Notary Public, personally appeared **ARNOLD W. LAU, Manager of IROQUOIS VALLEY FARMS LLC**, and known to me to be a member or designated agent of the limited liability company that executed the ASSIGNMENT OF RENTS and acknowledged the Assignment to be the free and voluntary act and deed of the limited liability company, by authority of statute, its articles of organization or its operating agreement, for the uses and purposes therein mentioned, and on oath stated that he or she is authorized to execute this Assignment and in fact executed the Assignment on behalf of the limited liability company.

By ______________________ Residing at ______________________

Notary Public in and for the State of IL

My commission expires 4-22-18

OFFICIAL SEAL
MELANIE D TRUNKHILL
NOTARY PUBLIC - STATE OF ILLINOIS
MY COMMISSION EXPIRES:04/22/18